For period ending May 31, 2010                                     Exhibit 77Q1

File number 811-8765

[PLEASE NOTE: PAGE REFERENCES IN THE TABLE OF CONTENTS AT THE FRONT OF THE BY-LAWS SHOULD BE DISREGARDED. THE PAGE REFERENCES DO NOT CONFORM TO THE PRESENTATION IN THIS N-SAR EXHIBIT GIVEN THE LIMITATIONS OF THE ELECTRONIC FILING; HOWEVER, THE TEXT OF THE PROVISIONS IS AS INDICATED BELOW. THE AMENDED AND RESTATED BYLAWS ARE FOLLOWED BY ARTICLES SUPPLEMENTARY TO THE REGISTRANTS CHARTER.]


MANAGED HIGH YIELD PLUS FUND INC.

A Maryland Corporation




AMENDED AND RESTATED BYLAWS




May 12, 2010




TABLE OF CONTENTS                                                          Page

ARTICLE I  NAME OF CORPORATION, LOCATION OF OFFICES AND SEAL	            3
Section 1.  Name	        					    3
Section 2.  Principal Offices						    3
Section 3.  Seal	    						    3

ARTICLE II  STOCKHOLDERS						    3
Section 1.  Annual Meetings						    3
Section 2.  Special Meetings						    3
Section 3.  Notice of Meetings						    5
Section 4.  Quorum and Adjournment of Meetings				    5
Section 5.  Voting							    5
Section 6.  Inspectors							    5
Section 7.  Proxies							    5
Section 8.  Stock Ledger and List of Stockholders			    6
Section 9.  Action Without Meeting					    6
Section 10.  Organization						    6
Section 11.  Advance Notice of Stockholder Nominees for Director and
	     other Stockholder Proposals				    6

ARTICLE III  BOARD OF DIRECTORS						    9
Section 1.  Powers							    9
Section 2.  Number and Term of Directors				    9
Section 3. Qualification						   10
Section 4.  Vacancies and Newly Created Directorships		           10
Section 5.  Removal							   10
Section 6.  Chairman of the Board					   10
Section 7.  Annual and Regular Meetings				           10
Section 8.  Special Meetings						   10
Section 9.  Waiver of Notice						   10
Section 10.  Quorum and Voting						   11
Section 11.  Action Without a Meeting					   11
Section 12.  Compensation of Directors					   11
Section 13.  Emergency Provisions					   11

ARTICLE IV  COMMITTEES							   11
Section 1.  Organization						   11
Section 2.  Executive Committee						   11
Section 3.  Proceedings and Quorum					   11
Section 4.  Other Committees						   11

ARTICLE V  OFFICERS							   12
Section 1.  General						   	   12
Section 2.  Election, Tenure and Qualifications				   12
Section 3.  Vacancies and Newly Created Officers			   12
Section 4.  Removal and Resignation					   12
Section 5.  President							   12
Section 6.  Vice President						   12
Section 7.  Treasurer and Assistant Treasurers			           12
Section 8.  Secretary and Assistant Secretaries				   12
Section 9.  Subordinate Officers					   13
Section 10.  Remuneration						   13
Section 11.  Surety Bond						   13

ARTICLE VI  CAPITAL STOCK						   13
Section 1.  Certificates of Stock					   13
Section 2.  Transfer of Shares						   13
Section 3.  Stock Ledgers						   13
Section 4.  Transfer Agents and Registrars			       	   13
Section 5.  Fixing of Record Date					   14
Section 6.  Lost, Stolen or Destroyed Certificates			   14

ARTICLE VII  FISCAL YEAR AND ACCOUNTANT					   14
Section 1.  Fiscal Year							   14
Section 2.  Accountant							   14

ARTICLE VIII  CUSTODY OF SECURITIES					   14
Section 1.  Employment of a Custodian					   14
Section 2.  Termination of Custodian Agreement				   14
Section 3.  Other Arrangements						   15

ARTICLE IX  INDEMNIFICATION AND INSURANCE				   15
Section 1.  Indemnification of Officers, Directors, Employees and Agents   15
Section 2.  Insurance of Officers, Directors, Employees and Agents	   15
Section 3.  Amendment							   15

ARTICLE X  AMENDMENTS							   15
Section 1.  General							   15
Section 2.  By Stockholders Only					   15


ARTICLE I
NAME OF CORPORATION,
LOCATION OF OFFICES AND SEAL

Section 1.  Name.  The name of the Corporation is Managed High Yield Plus Fund
	           Inc.

Section 2. Principal Offices. The principal office of the Corporation in the State of Maryland shall be located in the City of Baltimore. The Corporation may establish and maintain such other offices and places of business, including a principal executive office, as the Board of Directors may, from time to time, determine.

	Section 3. Seal. The corporate seal of the Corporation shall be circular in form and shall bear the name of the Corporation, the year of its incorporation, and the word Maryland. The form of the seal shall be subject to alteration by the Board of Directors and the seal may be used by causing it or a facsimile to be impressed or affixed or printed or otherwise reproduced. Any officer or Director of the Corporation shall have authority to affix the corporate seal of the Corporation to any document requiring the same. Whenever the Corporation is permitted or required to affix its seal to a document, it shall be sufficient to meet the requirements of any law, rule or regulation relating to a seal to place the word (SEAL) adjacent to the signature of the person authorized to execute the document on behalf of the Corporation.

ARTICLE II
STOCKHOLDERS

Section 1. Annual Meetings. An annual meeting of stockholders shall be held if required and for the purposes prescribed by the Investment Company Act of 1940, as amended (1940 Act), and the laws of the State of Maryland, or as otherwise determined by the Board of Directors, for the election of Directors and the transaction of such other business as may properly come before the meeting. The meeting, if required or otherwise called by the Corporations Board of Directors, shall be held annually at a time set by the Board of Directors at the Corporations principal executive office or at such other place as the Board of Directors shall select.

Section 2.  Special Meetings.

		(a) General. The Chairman of the Board, the President, or the Board of Directors may call a special meeting of the stockholders. Pursuant to the Corporations election to be subject to Section 3-805 of the Maryland General Corporation Law (the MGCL) and subject to subsection (b) of this
Section 2, a special meeting of stockholders shall also be called by the Secretary of the Corporation to act on any matter that may properly be considered at a meeting of stockholders upon the written request of stockholders entitled to cast not less than a majority of all the votes entitled to be cast on such matter at such meeting.

		(b)	Stockholder-Requested Special Meetings.  (1) Any
stockholder of record seeking to have stockholders request a special meeting shall, by sending written notice to the Secretary (the Record Date Request Notice) by registered mail, return receipt requested, request the Board of Directors to fix a record date to determine the stockholders entitled to request a special meeting (the Request Record Date). The Record Date Request Notice shall set forth the purpose of the meeting and the matters proposed to be acted on at it, shall be signed by one or more stockholders of record as of the date of signature (or their agents duly authorized in a writing accompanying the Record Date Request Notice), shall bear the date of signature of each such stockholder (or such agent) and shall set forth all information relating to each such stockholder and each matter proposed to be acted on at the meeting that would be required to be disclosed in connection with the solicitation of proxies for the election of Directors in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such a solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Securities Exchange Act of 1934, as amended (the Exchange Act). Upon receiving the Record Date Request Notice, the Board of Directors may fix a Request Record Date. The Request Record Date shall not precede and shall not be more than ten days after the close of business on the date on which the resolution fixing the Request Record Date is adopted by the Board of Directors. If the Board of Directors, within ten days after the date on which a valid Record Date Request Notice is received, fails to adopt a resolution fixing the Request Record Date, the Request Record Date shall be the close of business on the tenth day after the first date on which the Record Date Request Notice is received by the Secretary.

			(2)	In order for any stockholder to request a
special meeting to act on any matter that may properly be considered at a meeting of stockholders, one or more written requests for a special meeting (collectively, the Special Meeting Request) signed by stockholders of record (or their agents duly authorized in a writing accompanying the request) as of the Request Record Date entitled to cast not less than a majority of all of the votes entitled to be cast on such matter at such meeting (the Special Meeting Percentage) shall be delivered to the Secretary. In addition, the Special Meeting Request shall (a) set forth the purpose of the meeting and the matters proposed to be acted on at it (which shall be limited to those lawful matters set forth in the Record Date Request Notice received by the Secretary), (b) bear the date of signature of each such stockholder (or such agent) signing the Special Meeting Request, (c) set forth (i) the name and address, as they appear in the Corporations books, of each stockholder signing such request (or on whose behalf the Special Meeting Request is signed), (ii) the class, series and number of all shares of stock of the Corporation which are owned (beneficially or of record) by such stockholder and (iii) the nominee holder for, and number of, shares of stock of the Corporation owned beneficially but not of record by such stockholder, (d) be sent to the Secretary by registered mail, return receipt requested, and (e) be received by the Secretary within 60 days after the Request Record Date. Any requesting stockholder (or agent duly authorized in a writing accompanying the revocation or the Special Meeting Request) may revoke his, her or its request for a special meeting at any time by written revocation delivered to the Secretary.

			(3)	The Secretary shall inform the requesting
stockholders of the reasonably estimated cost of preparing and delivering the notice of the meeting (including the Corporations proxy materials). The Secretary shall not be required to call a special meeting upon stockholder request and such meeting shall not be held unless, in addition to the documents required by paragraph (2) of this Section 2(b), the Secretary receives payment of such reasonably estimated cost prior to the preparation and mailing or delivery of such notice of the meeting.

			(4)	In the case of any special meeting called by
the Secretary upon the request of stockholders (a Stockholder-Requested Meeting), such meeting shall be held at such place, date and time as may be designated by the Board of Directors; provided, however, that the date of any Stockholder-Requested Meeting shall be not more than 90 days after the record date for such meeting (the Meeting Record Date); and provided further that if the Board of Directors fails to designate, within ten days after the date that a valid Special Meeting Request is actually received by the Secretary (the Delivery Date), a date and time for a Stockholder-Requested Meeting, then such meeting shall be held at 2:00 p.m. local time on the 90th day after the Meeting Record Date or, if such 90th day is not a Business Day (as defined below), on the first preceding Business Day; and provided further that in the event that the Board of Directors fails to designate a place for a Stockholder-Requested Meeting within ten days after the Delivery Date, then such meeting shall be held at the principal executive office of the Corporation. In fixing a date for any special meeting, the Chairman of the Board, President or Board of Directors may consider such factors as he, she or it deems relevant, including, without limitation, the nature of the matters to be considered, the facts and circumstances surrounding any request for the meeting and any plan of the Board of Directors to call an annual meeting or a special meeting. In the case of any Stockholder-Requested Meeting, if the Board of Directors fails to fix a Meeting Record Date that is a date within 30 days after the Delivery Date, then the close of business on the 30th day after the Delivery Date shall be the Meeting Record Date. The Board of Directors may revoke the notice for any Stockholder-Requested Meeting in the event that the requesting stockholders fail to comply with the provisions of paragraph (3) of this Section 2(b).

			(5)	If written revocations of the Special Meeting
Request have been delivered to the Secretary and the result is that stockholders of record (or their agents duly authorized in writing), as of the Request Record Date, entitled to cast less than the Special Meeting Percentage have delivered, and not revoked, requests for a special meeting to the
Secretary: (i) if the notice of meeting has not already been delivered, the Secretary shall refrain from delivering the notice of the meeting and send to all requesting stockholders who have not revoked such requests written notice of any revocation of a request for a special meeting on the matter, or (ii) if the notice of meeting has been delivered and if the Secretary first sends to all requesting stockholders who have not revoked requests for a special meeting on the matter written notice of any revocation of a request for the special meeting and written notice of the Corporations intention to revoke the notice of the meeting or for the chairman of the meeting to adjourn the meeting without action on the matter, (A) the Secretary may revoke the notice of the meeting at any time before ten days before the commencement of the meeting or
(B) the chairman of the meeting may call the meeting to order and adjourn the meeting without acting on the matter. Any request for a special meeting received after a revocation by the Secretary of a notice of a meeting shall be considered a request for a new special meeting.

			(6)	The Chairman of the Board, President or Board
of Directors may appoint regionally or nationally recognized independent inspectors of elections to act as the agent of the Corporation for the purpose of promptly performing a ministerial review of the validity of any purported Special Meeting Request received by the Secretary. For the purpose of permitting the inspectors to perform such review, no such purported Special Meeting Request shall be deemed to have been delivered to the Secretary until the earlier of (i) five Business Days after receipt by the Secretary of such purported request and (ii) such date as the independent inspectors certify to the Corporation that the valid requests received by the Secretary represent, as of the Request Record Date, stockholders of record entitled to cast not less than the Special Meeting Percentage. Nothing contained in this paragraph (6) shall in any way be construed to suggest or imply that the Corporation or any stockholder shall not be entitled to contest the validity of any request, whether during or after such five Business Day period, or to take any other action (including, without limitation, the commencement, prosecution or defense of any litigation with respect thereto, and the seeking of injunctive relief in such litigation).

			(7)	For purposes of these Bylaws, Business Day shall
mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

Section 3. Notice of Meetings. Not less than ten nor more than 90 days before each meeting of stockholders, the Secretary shall give to each stockholder entitled to vote at such meeting and to each stockholder not entitled to vote who is entitled to notice of the meeting notice in writing or by electronic transmission stating the time and place of the meeting and, in the case of a special meeting or as otherwise may be required by any statute, the purpose for which the meeting is called, by mail, by presenting it to such stockholder personally, by leaving it at the stockholders residence or usual place of business or by any other means permitted by Maryland law. If mailed, such notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholders address as it appears on the records of the Corporation, with postage thereon prepaid. If transmitted electronically, such notice shall be deemed to be given when transmitted to the stockholder by an electronic transmission to any address or number of the stockholder at which the stockholder receives electronic transmissions. The Corporation may give a single notice to all stockholders who share an address, which single notice shall be effective as to any stockholder at such address, unless a stockholder objects to receiving such single notice or revokes a prior consent to receiving such single notice. Failure to give notice of any meeting to one or more stockholders, or any irregularity in such notice, shall not affect the validity of any meeting fixed in accordance with this Article II or the validity of any proceedings at any such meeting.

		Subject to Section 11(a) of this Article II, any business of the Corporation may be transacted at an annual meeting of stockholders without being specifically designated in the notice, except such business as is required by any statute to be stated in such notice. No business shall be transacted at a special meeting of stockholders except as specifically designated in the notice. The Corporation may postpone or cancel a meeting of stockholders by making a public announcement (as defined in Section 11(c)(3) of this Article II) of such postponement or cancellation prior to the meeting. Notice of the date, time and place to which the meeting is postponed shall be given not less than ten days prior to such date and otherwise in the manner set forth in this section.

	Section 4. Quorum and Adjournment of Meetings. At any meeting of stockholders, the presence in person or by proxy of stockholders entitled to cast a majority of all the votes entitled to be cast at such meeting on any matter shall constitute a quorum; but this section shall not affect any requirement under any statute or the charter of the Corporation for the vote necessary for the adoption of any measure. If such quorum is not established at any meeting of the stockholders, the chairman of the meeting may adjourn the meeting sine die or from time to time to a date not more than 120 days after the original record date without notice other than announcement at the meeting. At such adjourned meeting at which a quorum shall be present, any business may be transacted which might have been transacted at the meeting as originally notified.

	The stockholders present either in person or by proxy, at a meeting which has been duly called and at which a quorum has been established, may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough stockholders to leave fewer than required to establish a quorum.

	Section 5. Voting. A plurality of all the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to elect a Director. Each share may be voted for as many individuals as there are Directors to be elected and for whose election the share is entitled to be voted. A majority of the votes cast at a meeting of stockholders duly called and at which a quorum is present shall be sufficient to approve any other matter which may properly come before the meeting, unless more than a majority of the votes cast is required by statute or by the charter of the Corporation. Unless otherwise provided by statute or by the charter, each outstanding share, regardless of class, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders. Voting on any question or in any election may be viva voce unless the chairman of the meeting shall order that voting be by ballot or otherwise.

Section 6. Inspectors. The Board of Directors or the chairman of the meeting may appoint, before or at the meeting, one or more inspectors for the meeting and any successor to the inspector. The inspectors, if any, shall (i) determine the number of shares of stock represented at the meeting, in person or by proxy, and the validity and effect of proxies, (ii) receive and tabulate all votes, ballots or consents, (iii) report such tabulation to the chairman of the meeting, (iv) hear and determine all challenges and questions arising in connection with the right to vote, and (v) do such acts as are proper to fairly conduct the election or vote. Each such report shall be in writing and signed by the inspector or by a majority of them if there is more than one inspector acting at such meeting. If there is more than one inspector, the report of a majority shall be the report of the inspectors. The report of the inspector or inspectors on the number of shares represented at the meeting and the results of the voting shall be prima facie evidence thereof.

Section 7. Proxies. The right to vote by proxy shall exist only if the proxy is authorized to act by (1) a written instrument executed either by the stockholder or by his or her duly authorized attorney in fact (who may be so authorized by a writing or by any non-written means permitted by the laws of the State of Maryland) or (2) such electronic, telephonic, computerized or other alternative means as may be approved by a resolution adopted by the Directors. No proxy shall be valid more than eleven months after its date unless otherwise provided in the proxy. All proxies shall be delivered to the Secretary of the Corporation or to the person acting as Secretary of the meeting before being voted, who shall decide all questions concerning qualification of voters, the validity of proxies, and the acceptance or rejection of votes. If inspectors of election have been appointed for the meeting, such inspectors shall decide all such questions. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless at or prior to exercise of such proxy the Corporation receives a specific written notice to the contrary from any one of them.
A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid unless challenged at or prior to its exercise.

Section 8. Stock Ledger and List of Stockholders. It shall be the duty of the Secretary or Assistant Secretary of the Corporation to cause an original or duplicate stock ledger to be maintained at the office of the Corporations transfer agent. Such stock ledger may be in written form or any other form capable of being converted into written form within a reasonable time for visual inspection. Any one or more persons, each of whom has been a stockholder of record of the Corporation for more than six months next preceding such request, who owns in the aggregate 5% or more of the outstanding capital stock of the Corporation, may submit (unless the Corporation at the time of the request maintains a duplicate stock ledger at its principal office in Maryland) a written request to any officer of the Corporation or its resident agent in Maryland for a list of the stockholders of the Corporation. Within 20 days after such a request, there shall be prepared and filed at the Corporations principal office in Maryland a list containing the names and addresses of all stockholders of the Corporation and the number of shares of each class held by each stockholder, certified as correct by an officer of the Corporation, by its stock transfer agent, or by its registrar.

Section 9. Action Without Meeting. Any action required or permitted to be taken by stockholders at a meeting of stockholders may be taken without a meeting if (1) all stockholders entitled to vote on the matter consent to the action in writing, (2) all stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent, and
(3) the consents and waivers are filed with the records of the meetings of stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

Section 10. Organization. Every meeting of stockholders shall be conducted by an individual appointed by the Board of Directors to be chairman of the meeting or, in the absence of such appointment, by the Chairman of the Board or, in the case of a vacancy in the office or absence of the Chairman of the Board, by one of the following officers present at the meeting in the following order: the vice Chairman of the Board, if there is one, the President, the Vice Presidents in their order of rank and seniority, the Secretary, the Assistant Secretary, or, in the absence of such officers, a chairman chosen by the stockholders by the vote of a majority of the votes cast by stockholders present in person or by proxy. The Secretary, or, in the Secretarys absence, an Assistant Secretary, or, in the absence of both the Secretary and assistant secretaries, a person appointed by the Board of Directors or, in the absence of such appointment, a person appointed by the chairman of the meeting shall act as Secretary. In the event that the Secretary presides at a meeting of the stockholders, an Assistant Secretary, or, in the absence of assistant secretaries, an individual appointed by the Board of Directors or the chairman of the meeting, shall record the minutes of the meeting. The order of business and all other matters of procedure at any meeting of stockholders shall be determined by the chairman of the meeting. The chairman of the meeting may prescribe such rules, regulations and procedures and take such action as, in the discretion of the chairman and without any action by the stockholders, are appropriate for the proper conduct of the meeting, including, without limitation, (a) restricting admission to the time set for the commencement of the meeting; (b) limiting attendance at the meeting to stockholders of record of the Corporation, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (c) limiting participation at the meeting on any matter to stockholders of record of the Corporation entitled to vote on such matter, their duly authorized proxies and other such individuals as the chairman of the meeting may determine; (d) limiting the time allotted to questions or comments; (e) determining when and for how long the polls should be opened and when the polls should be closed; (f) maintaining order and security at the meeting; (g) removing any stockholder or any other individual who refuses to comply with meeting procedures, rules or guidelines as set forth by the chairman of the meeting; (h) concluding a meeting or recessing or adjourning the meeting to a later date and time and at a place announced at the meeting; and (i) complying with any state and local laws and regulations concerning safety and security. Unless otherwise determined by the chairman of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

Section 11. Advance Notice of Stockholder Nominees for Director and other Stockholder Proposals.

       	(a)	Annual Meetings of Stockholders.  (1) Nominations of
individuals for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders (i) pursuant to the Corporations notice of meeting, (ii) by or at the direction of the Board of Directors or (iii) by any stockholder of the Corporation who was a stockholder of record both at the time of giving of notice by the stockholder as provided for in this Section 11(a) and at the time of the annual meeting, who is entitled to vote at the meeting in the election of each individual so nominated or on any such other business and who has complied with this Section 11(a).

		(2)	For any nomination or other business to be properly
brought before an annual meeting by a stockholder pursuant to clause (iii) of paragraph (a)(1) of this Section 11, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation and such other business must otherwise be a proper matter for action by the stockholders.
To be timely, a stockholders notice shall set forth all information required under this Section 11 and shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 150th day nor later than 5:00 p.m., Eastern Time, on the 120th day prior to the first anniversary of the date of the proxy statement for the preceding years annual meeting; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the date of the preceding years annual meeting, notice by the stockholder to be timely must be so delivered not earlier than the 150th day prior to the date of such annual meeting and not later than 5:00 p.m., Eastern Time, on the later of the 120th day prior to the date of such annual meeting, as originally convened, or the tenth day following the day on which public announcement of the date of such meeting is first made. The public announcement of a postponement or adjournment of an annual meeting shall not commence a new time period for the giving of a stockholders notice as described above.

       			(3)	Such stockholders notice shall set forth:

       				(i)	as to each individual whom the
stockholder proposes to nominate for election or reelection as a Director (each, a Proposed Nominee),

       					(A)  all information relating to the
Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder (including the Proposed Nominees written consent to being named in the proxy statement as a nominee and to serving as a director if elected) and

       					(B)  whether such stockholder believes
any such Proposed Nominee is, or is not, an interested person of the Corporation, as defined in the 1940 Act and the rules promulgated thereunder and information regarding such individual that is sufficient, in the discretion of the Board of Directors or any committee thereof or any authorized officer of the Corporation, to make such determination;

       				(ii)	as to any business that the stockholder
proposes to bring before the meeting, a description of such business, the stockholders reasons for proposing such business at the meeting and any material interest in such business of such stockholder or any Stockholder Associated Person (as defined below), individually or in the aggregate, including any anticipated benefit to the stockholder or the Stockholder Associated Person therefrom;

       				(iii)	as to the stockholder giving the notice,
any Proposed Nominee and any Stockholder Associated Person,

       					(A)	the class, series and number of
all shares of stock or other securities of the Corporation or any affiliate thereof (collectively, the Company Securities), if any, which are owned (beneficially or of record) by such stockholder, Proposed Nominee or Stockholder Associated Person, the date on which each such Company Security was acquired and the investment intent of such acquisition, and any short interest (including any opportunity to profit or share in any benefit from any decrease in the price of such stock or other security) in any Company Securities of any such person,

       					(B)	the nominee holder for, and
number of, any Company Securities owned beneficially but not of record by such stockholder, Proposed Nominee or Stockholder Associated Person,

       					(C)	whether and the extent to which
such stockholder, Proposed Nominee or Stockholder Associated Person, directly or indirectly (through brokers, nominees or otherwise), is subject to or during the last six months has engaged in any hedging, derivative or other transaction or series of transactions or entered into any other agreement, arrangement or understanding (including any short interest, any borrowing or lending of securities or any proxy or voting agreement), the effect or intent of which is to (I) manage risk or benefit of changes in the price of (x) Company Securities or (y) any security of any other registered closed-end fund (a Peer Group Company) for such stockholder, Proposed Nominee or Stockholder Associated Person or (II) increase or decrease the voting power of such stockholder, Proposed Nominee or Stockholder Associated Person in the Corporation or any affiliate thereof (or, as applicable, in any Peer Group Company) disproportionately to such persons economic interest in the Company Securities (or, as applicable, in any Peer Group Company) and

       					(D)	any substantial interest,
direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the Corporation), by security holdings or otherwise, of such stockholder, Proposed Nominee or Stockholder Associated Person, in the Corporation or any affiliate thereof, other than an interest arising from the ownership of Company Securities where such stockholder, Proposed Nominee or Stockholder Associated Person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

       				(iv)	as to the stockholder giving the notice,
any Stockholder Associated Person with an interest or ownership referred to in clauses (ii) or (iii) of this paragraph (3) of this Section 11(a) and any Proposed Nominee,

       					(A)	the name and address of such
stockholder, as they appear on the Corporations stock ledger, and the current name and business address, if different, of each such Stockholder Associated Person and any Proposed Nominee and

       					(B)	the investment strategy or
objective, if any, of such stockholder and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person; and

       				(v)	to the extent known by the stockholder
giving the notice, the name and address of any other stockholder supporting the nominee for election or reelection as a Director or the proposal of other business on the date of such stockholders notice.

       			(4)	Such stockholders notice shall, with respect to
any Proposed Nominee, be accompanied by a certificate executed by the Proposed Nominee (i) certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding with any person or entity other than the Corporation in connection with service or action as a Director that has not been disclosed to the Corporation and (b) will serve as a Director of the Corporation if elected; and (ii) attaching a completed Proposed Nominee questionnaire (which questionnaire shall be provided by the Corporation, upon request, to the stockholder providing the notice and shall include all information relating to the Proposed Nominee that would be required to be disclosed in connection with the solicitation of proxies for the election of the Proposed Nominee as a Director in an election contest (even if an election contest is not involved), or would otherwise be required in connection with such solicitation, in each case pursuant to Regulation 14A (or any successor provision) under the Exchange Act and the rules thereunder, or would be required pursuant to the rules of any national securities exchange or over-the-counter market).

       			(5)	Notwithstanding anything in this subsection (a)
of this Section 11 to the contrary, in the event that the number of Directors to be elected to the Board of Directors is increased, and there is no public announcement of such action at least 130 days prior to the first anniversary of the date of the proxy statement for the preceding years annual meeting, a stockholders notice required by this Section 11(a) shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive office of the Corporation not later than 5:00 p.m., Eastern Time, on the tenth day following the day on which such public announcement is first made by the Corporation.

       			(6)	For purposes of this Section 11, Stockholder
Associated Person of any stockholder means (i) any person acting in concert with such stockholder, (ii) any beneficial owner of shares of stock of the Corporation owned of record or beneficially by such stockholder (other than a stockholder that is a depositary) and (iii) any person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such stockholder or such Stockholder Associated Person.

       		(b)	Special Meetings of Stockholders.  Only such business
shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporations notice of meeting. Nominations of individuals for election to the Board of Directors may be made at a special meeting of stockholders at which Directors are to be elected only
(i) by or at the direction of the Board of Directors or (ii) provided that the special meeting has been called in accordance with Section 3 of this Article II for the purpose of electing Directors, by any stockholder of the Corporation who is a stockholder of record both at the time of giving of notice provided for in this Section 11 and at the time of the special meeting, who is entitled to vote at the meeting in the election of each individual so nominated and who has complied with the notice procedures set forth in this Section 11. In the event the Corporation calls a special meeting of stockholders for the purpose of electing one or more individuals to the Board of Directors, any such stockholder may nominate an individual or individuals (as the case may be) for election as a Director as specified in the Corporations notice of meeting, if the stockholders notice, containing the information required by paragraph
(a)(3) of this Section 11, shall be delivered to the Secretary at the principal executive office of the Corporation not earlier than the 120th day prior to such special meeting and not later than 5:00 p.m., Eastern Time, on the later of the 90th day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Board of Directors to be elected at such meeting. The public announcement of a postponement or adjournment of a special meeting shall not commence a new time period for the giving of a stockholders notice as described above.

       		(c)	General.  (1)  If information submitted pursuant to
this Section 11 by any stockholder proposing a nominee for election as a Director or any proposal for other business at a meeting of stockholders shall be inaccurate in any material respect, such information may be deemed not to have been provided in accordance with this Section 11. Any such stockholder shall notify the Corporation of any inaccuracy or change (within two Business Days of becoming aware of such inaccuracy or change) in any such information. Upon written request by the Secretary or the Board of Directors, any such stockholder shall provide, within five Business Days of delivery of such request (or such other period as may be specified in such request), (A) written verification, satisfactory, in the discretion of the Board of Directors or any authorized officer of the Corporation, to demonstrate the accuracy of any information submitted by the stockholder pursuant to this Section 11, and
(B) a written update of any information submitted by the stockholder pursuant to this Section 11 as of an earlier date. If a stockholder fails to provide such written verification or written update within such period, the information as to which written verification or a written update was requested may be deemed not to have been provided in accordance with this Section 11.

       			(2)	Only such individuals who are nominated in
accordance with this Section 11 shall be eligible for election by stockholders as Directors, and only such business shall be conducted at a meeting of stockholders as shall have been brought before the meeting in accordance with this Section 11. The chairman of the meeting shall have the power to determine whether a nomination or any other business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with this Section 11.

       			(3)	Public announcement shall mean disclosure
(i) in a press release reported by the Dow Jones News Service, Associated Press, Business Wire, PR Newswire or other widely circulated news or wire service or (ii) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Exchange Act.

				(4)	Notwithstanding the foregoing
provisions of this Section 11, a stockholder shall also comply with all applicable requirements of state law and of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Section
11. Nothing in this Section 11 shall be deemed to affect any right of a stockholder to request inclusion of a proposal in, or the right of the Corporation to omit a proposal from, the Corporations proxy statement pursuant to Rule 14a-8 (or any successor provision) under the Exchange Act. Nothing in this Section 11 shall require disclosure of revocable proxies received by the stockholder or Stockholder Associated Person pursuant to a solicitation of proxies after the filing of an effective Schedule 14A by such stockholder or Stockholder Associated Person under Section 14(a) of the Exchange Act.

ARTICLE III
BOARD OF DIRECTORS

Section 1. Powers. Except as otherwise provided by operation of law, by the Articles of Incorporation, or by these Bylaws, the business and affairs of the Corporation shall be managed under the direction of and all the powers of the Corporation shall be exercised by or under authority of its Board of Directors.

Section 2. Number and Term of Directors. Pursuant to the Corporations election to be subject to Section 3-804(b) of the MGCL, the number of Directors of the Corporation shall be fixed only by vote of the Board of Directors, provided that the number of Directors shall never be less than the minimum number required by the MGCL. At least one member of the Board of Directors shall be a person who is not an interested person of the Corporation, as that term is defined in the 1940 Act. All other Directors may be interested persons of the Corporation if the requirements of Section 10(d) of the 1940 Act are met by the Corporation and its investment adviser. All acts done at any meeting of the Directors or by any person acting as a Director, so long as his or her successor shall not have been duly elected or appointed, shall, notwithstanding that it be afterwards discovered that there was some defect in the election of the Directors or of such person acting as a Director or that they or any of them were disqualified, be as valid as if the Directors or such other person, as the case may be, had been duly elected and were or was qualified to be Directors or a Director of the Corporation.

		Pursuant to the Corporations election to be subject to Section 3-803 of the MGCL, the Directors shall be classified, with respect to the terms for which they severally hold office, into three classes, one class to hold office initially for a term expiring at the first annual meeting of stockholders after the effective date of the Corporations election to be subject to Section 3-803 of the MGCL (the Effective Date), another class to hold office initially for a term expiring at the second annual meeting of stockholders after the Effective Date and another class to hold office initially for a term expiring at the third annual meeting of stockholders after the Effective Date, with the members of each class to hold office until their successors are duly elected and qualify. To the extent possible, the classes shall have the same number of Directors. At each annual meeting of the stockholders, the successors to the class of Directors whose term expires at such meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors are duly elected and qualify.

Section 3. Qualification. Directors need not be stockholders of the Corporation.

Section 4. Vacancies and Newly Created Directorships. If for any reason any or all the Directors cease to be Directors, such event shall not terminate the Corporation or affect these Bylaws or the powers of the remaining Directors hereunder. Pursuant to the Corporations election to be subject to Section 3-804(c) of the MGCL, except as may be provided by the Board of Directors in setting the terms of any class or series of preferred stock, any vacancy on the Board of Directors may be filled only by a majority of the remaining Directors, even if the remaining Directors do not constitute a quorum. Any Director elected to fill a vacancy shall serve for the remainder of the full term of the class in which the vacancy occurred and until a successor is elected and qualifies. As required by the 1940 Act: (a) at any time that there are stockholders of the Corporation, immediately after filling a vacancy at least two-thirds of the Directors then holding office shall have been elected to such office by the stockholders of the Corporation; and (b) in the event that at any time, other than the time preceding the first annual stockholders meeting, less than a majority of the Directors of the Corporation holding office at that time were elected by the stockholders, a meeting of the stockholders shall be held promptly and in any event within sixty days for the purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall by order extend such period.

Section 5.  Removal.  Pursuant to the Corporations election to be subject to
Section 3-804(a) of the MGCL, the stockholders of the Corporation may remove any Director (only for cause pursuant to the MGCL) by the affirmative vote of at least two-thirds of all the votes entitled to be cast by the stockholders generally in the election of Directors.

Section 6. Chairman of the Board. The Board of Directors may, but shall not be required to, elect a Chairman of the Board. Any Chairman of the Board shall be elected from among the Directors of the Corporation and may hold such office only so long as he or she continues to be a Director. The Chairman, if any, shall preside at all stockholders meetings and at all meetings of the Board of Directors, and may be ex officio a member of all committees of the Board of Directors. The Chairman, if any, shall have such powers and perform such duties as may be assigned from time to time by the Board of Directors.

Section 7. Annual and Regular Meetings. The annual meeting of the Board of Directors for choosing officers and transacting other proper business shall be held at such time and place as the Board may determine. The Board of Directors from time to time may provide by resolution for the holding of regular meetings and fix their time and place within or outside the State of Maryland. Except as otherwise provided in the 1940 Act, notice of such annual and regular meetings need not be given, provided that notice of any change in the time or place of such meetings shall be sent promptly to each Director not present at the meeting at which such change was made, in the manner provided for notice of special meetings. Except as otherwise provided under the 1940 Act, members of the Board of Directors or any committee designated thereby may participate in a meeting of such Board or committee by means of a conference telephone or similar communications equipment that allows all persons participating in the meeting to hear each other at the same time.

Section 8. Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, the President (or, in the absence or disability of the President, by any Vice President), the Treasurer or by two or more Directors, at the time and place (within or without the State of Maryland) specified in the respective notice or waivers of notice of such meetings. Notice of special meetings, stating the time and place, shall be (1) mailed to each Director at his or her residence or regular place of business at least three days before the day on which a special meeting is to be held or (2) delivered to him or her personally or transmitted to him or her by telegraph, telecopy, telex, cable or wireless at least one day before the meeting.

Section 9. Waiver of Notice. No notice of any meeting need be given to any Director who is present at the meeting or who waives notice of such meeting in writing (which waiver shall be filed with the records of such meeting), either before or after the time of the meeting.

Section 10. Quorum and Voting. At all meetings of the Board of Directors, the presence of one half or more of the number of Directors then in office shall constitute a quorum for the transaction of business, provided that there shall be present at least two Directors. In the absence of a quorum, a majority of the Directors present may adjourn the meeting, from time to time, until a quorum shall be present. The action of a majority of the Directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless concurrence of a greater proportion is required for such action by law, by the Articles of Incorporation or by these Bylaws.

	The directors present at a meeting which has been duly called and at which a quorum has been established may continue to transact business until adjournment, notwithstanding the withdrawal from the meeting of enough directors to leave fewer than required to establish a quorum. If enough directors have withdrawn from a meeting to leave fewer than required to establish a quorum, but the meeting is not adjourned, the action of the majority of that number of directors necessary to constitute a quorum at such meeting shall be the action of the Board of Directors, unless the concurrence of a greater proportion is required for such action by applicable law, the charter of the Corporation or these Bylaws.

Section 11. Action Without a Meeting. Except as otherwise provided under the 1940 Act, any action required or permitted to be taken at any meeting of the Board of Directors or of any committee thereof may be taken without a meeting if a written consent to such action is signed by all members of the Board or of such committee, as the case may be, and such written consent is filed with the minutes of proceedings of the Board or committee.

Section 12. Compensation of Directors. Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be determined by resolution of the Board of Directors.

Section 13. Emergency Provisions. Notwithstanding any other provision in the charter or these Bylaws, this Section 13 shall apply during the existence of any natural disaster, act of war or terrorism, or other similar emergency condition, as a result of which a quorum of the Board of Directors under
Article III of these Bylaws cannot readily be obtained (an Emergency). During any Emergency, unless otherwise provided by the Board of Directors, (i) a meeting of the Board of Directors or a committee thereof may be called by any Director or officer by any means feasible under the circumstances; (ii) notice of any meeting of the Board of Directors during such an Emergency may be given less than 24 hours prior to the meeting to as many Directors and by such means as may be feasible at the time, including publication, television or radio, and
(iii) the number of Directors necessary to constitute a quorum shall be one-third of the entire Board of Directors.

ARTICLE IV
COMMITTEES

Section 1. Organization. By resolution adopted by the Board of Directors, the Board may designate one or more committees of the Board of Directors, including an Executive Committee. The Chairmen of such committees shall be elected by the Board of Directors. Each committee must be comprised of one or more members, each of whom must be a Director and shall hold committee membership at the pleasure of the Board. The Board of Directors shall have the power at any time to change the members of such committees and to fill vacancies in the committees. The Board may delegate to these committees any of its powers, except the power to declare a dividend or distribution on stock, authorize the issuance of stock, recommend to stockholders any action requiring stockholders approval, amend these Bylaws, approve any merger or share exchange which does not require stockholder approval, approve or terminate any contract with an investment adviser or principal underwriter, as those terms are defined in the 1940 Act, or to take any other action required by the 1940 Act to be taken by the Board of Directors.

Section 2. Executive Committee. Unless otherwise provided by resolution of the Board of Directors, when the Board of Directors is not in session, the Executive Committee, if one is designated by the Board, shall have and may exercise all powers of the Board of Directors in the management of the business and affairs of the Corporation that may lawfully be exercised by an Executive Committee. The President shall automatically be a member of the Executive Committee.

Section 3. Proceedings and Quorum. In the absence of an appropriate resolution of the Board of Directors, each committee may adopt such rules and regulations governing its proceedings, quorum and manner of acting as it shall deem proper and desirable. In the event any member of any committee is absent from any meeting, the members thereof present at the meeting, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in the place of such absent member.

Section 4. Other Committees. The Board of Directors may appoint other committees, each consisting of one or more persons, who need not be Directors. Each such committee shall have such powers and perform such duties as may be assigned to it from time to time by the Board of Directors, but shall not exercise any power which may lawfully be exercised only by the Board of Directors or a committee thereof.

ARTICLE V
OFFICERS

Section 1. General. The officers of the Corporation shall be a President, a Secretary, and a Treasurer, and may include one or more Vice Presidents, Assistant Secretaries or Assistant Treasurers, and such other officers as may be appointed in accordance with the provisions of Section 9 of this Article.

Section 2. Election, Tenure and Qualifications. The officers of the Corporation, except those appointed as provided in Section 9 of this Article V, shall be elected by the Board of Directors at any regular or special meeting of the Board. Except as otherwise provided in this Article V, each officer elected by the Board of Directors shall hold office for an indefinite term and until his or her successor shall have been elected and qualifies. Any person may hold one or more offices of the Corporation except that no one person may serve concurrently as both President and Vice President. A person who holds more than one office in the Corporation may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer. No officer need be a Director.

Section 3. Vacancies and Newly Created Officers. If any vacancy shall occur in any office by reason of death, resignation, removal, disqualification or other cause, or if any new office shall be created, such vacancies or newly created offices may be filled by the Board of Directors at any regular or special meeting or in the case of any office created pursuant to Section 9 hereof, by any officer upon whom such power shall have been conferred by the Board of Directors.

Section 4. Removal and Resignation. Any officer may be removed from office by the vote of a majority of the members of the Board of Directors given at a regular meeting or any special meeting called for such purpose, if the Board has determined the best interests of the Corporation will be served by removal of that officer. Any officer may resign from office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery.

Section 5. President. The President shall be the chief executive officer of the Corporation and in the absence of the Chairman of the Board or if no Chairman of the Board has been elected, shall preside at all stockholders meetings and at all meetings of the Board of Directors and shall in general exercise the powers and perform the duties of the Chairman of the Board. Subject to the supervision of the Board of Directors, the President shall have general charge of the business, affairs and property of the Corporation and general supervision over its officers, employees and agents. Except as the Board of Directors may otherwise order, the President may sign in the name and on behalf of the Corporation all deeds, bonds, contracts, or agreements. The President shall exercise such other powers and perform such other duties as from time to time may be assigned by the Board of Directors.

Section 6. Vice President. The Board of Directors may from time to time elect one or more Vice Presidents who shall have such powers and perform such duties as from time to time may be assigned to them by the Board of Directors or the President. At the request of or in the absence or in the event of the disability of, the President, the Vice President (or, if there are two or more Vice Presidents, then the senior of the Vice Presidents present and able to act) may perform all the duties of the President and, when so acting, shall have all the powers of and be subject to all the restrictions upon the President.

Section 7. Treasurer and Assistant Treasurers. The Treasurer shall be the principal financial and accounting officer of the Corporation and shall have general charge of the finances and books of account of the Corporation. Except as otherwise provided by the Board of Directors, the Treasurer shall have general supervision of the funds and property of the Corporation and of the performance by the Custodian of its duties with respect thereto. The Treasurer shall render to the Board of Directors, whenever directed by the Board, an account of the financial condition of the Corporation and of all transactions as Treasurer; and as soon as possible after the close of each financial year the Treasurer shall make and submit to the Board of Directors a like report for such financial year. The Treasurer shall perform all acts incidental to the office of Treasurer subject to the control of the Board of Directors.

	Any Assistant Treasurer may perform such duties of the Treasurer as the Treasurer or the Board of Directors may assign and, in the absence of the Treasurer, may perform all the duties of the Treasurer.

Section 8. Secretary and Assistant Secretaries. The Secretary shall attend to the giving and serving of all notices of the Corporation and shall record all proceedings of the meetings of the stockholders and Directors in books to be kept for that purpose. The Secretary shall keep in safe custody the seal of the Corporation and shall have responsibility for the records of the Corporation including the stock books and such other books and papers as the Board of Directors may direct and such books, reports, certificates and other documents required by law to be kept, all of which shall at all reasonable times be open to inspection by any Director. The Secretary shall perform such other duties which appertain to this office or as may be required by the Board of Directors.

	Any Assistant Secretary may perform such duties of the Secretary as the Secretary or the Board of Directors may assign, and, in the absence of the Secretary, may perform all the duties of the Secretary.

Section 9. Subordinate Officers. The Board of Directors from time to time may appoint such other officers and agents as it may deem advisable, each of whom shall have such title, hold office for such period, have such authority and perform such duties as the Board of Directors may determine. The Board of Directors from time to time may delegate to one or more officers or agents the power to appoint any such subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any officer or agent appointed in accordance with the provisions of this

Section 9 may be removed, either with or without cause, by any officer upon whom such power of removal shall have been conferred by the Board of Directors.

Section 10. Remuneration. The salaries or other compensation of the officers of the Corporation shall be fixed from time to time by resolution of the Board of Directors in the manner provided by Section 10 of Article III, except that the Board of Directors may by resolution delegate to any person or group of persons the power to fix the salaries or other compensation of any subordinate officers or agents appointed in accordance with the provisions of Section 9 of this Article V.

Section 11. Surety Bond. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his or her duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporations property, possessions or securities that may come into his or her hands.

ARTICLE VI
CAPITAL STOCK

Section 1. Certificates of Stock. Shares of stock of the Corporation shall be represented by certificates in such form as the Board of Directors may from time to time authorize, provided, however, the Board of Directors may, in its discretion, authorize the issuance of non-certificated shares. No certificate shall be valid unless it is signed by the President or a Vice President and countersigned by the Secretary or an Assistant Secretary or the Treasurer or an Assistant Treasurer of the Corporation and sealed with the seal of the Corporation, or bears the facsimile signatures of such officers and a facsimile of such seal. In case any officer who shall have signed any such certificate, or whose facsimile signature has been placed thereon, shall cease to be such an officer (because of death, resignation or otherwise) before such certificate is issued, such certificate may be issued and delivered by the Corporation with the same effect as if he or she were such officer at the date of issue.

	In the event that the Board of Directors authorizes the issuance of non-certificated shares of stock, the Board of Directors may, in its discretion and at any time, discontinue the issuance of share certificates and may, by written notice to the registered owners of each certificated share, require the surrender of share certificates to the Corporation for cancellation. Such surrender and cancellation shall not affect the ownership of shares of the Corporation.

Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder of record thereof in person or by his or her duly authorized attorney or legal representative (i) upon surrender and cancellation of a certificate or certificates for the same number of shares of the same class, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require, or (ii) as otherwise prescribed by the Board of Directors. The shares of stock of the Corporation may be freely transferred, and the Board of Directors may, from time to time, adopt rules and regulations with reference to the method of transfer of the shares of stock of the Corporation. The Corporation shall be entitled to treat the holder of record of any share of stock as the absolute owner thereof for all purposes, and accordingly shall not be bound to recognize any legal, equitable or other claim or interest in such share on the part of any other person, whether or not it shall have express or other notice thereof, except as otherwise expressly provided by law or the statutes of the State of Maryland.

Section 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or if the Corporation employs a transfer agent, at the offices of the transfer agent of the Corporation.

Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and registrars of transfers for shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars or by both and shall not be valid unless so countersigned. If the same person shall be both transfer agent and registrar, only one countersignature by such person shall be required.

Section 5. Fixing of Record Date. The Board of Directors may fix in advance a date as a record date for the determination of the stockholders entitled to notice of or to vote at any stockholders meeting or any adjournment thereof, or to express consent to corporate action in writing without a meeting, or to receive payment of any dividend or other distribution or allotment of any rights, or to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, provided that
(1) such record date shall be within ninety days prior to the date on which the particular action requiring such determination will be taken; (2) the transfer books shall not be closed for a period longer than twenty days; and (3) in the case of a meeting of stockholders, the record date shall be at least ten days before the date of the meeting.

Section 6. Lost, Stolen or Destroyed Certificates. Before issuing a new certificate for stock of the Corporation alleged to have been lost, stolen or destroyed, the Board of Directors or any officer authorized by the Board may, in its discretion, require the owner of the lost, stolen or destroyed certificate (or his or her legal representative) to give the Corporation a bond or other indemnity, in such form and in such amount as the Board or any such officer may direct and with such surety or sureties as may be satisfactory to the Board or any such officer, sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate.

ARTICLE VII
FISCAL YEAR AND ACCOUNTANT

Section 1. Fiscal Year. The fiscal year of the Corporation shall, unless otherwise ordered by the Board of Directors, be twelve calendar months ending on the 31st day of May.

Section 2.  Accountant.

	(a)	The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The Accountants certificates and reports shall be addressed both to the Board of Directors and to the stockholders. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders meeting called for that purpose.

	(b)	A majority of the members of the Board of Directors who are not interested persons (as defined in the 1940 Act) of the Corporation shall select the Accountant at any meeting held within thirty days before or after the beginning of the fiscal year of the Corporation or before the annual stockholders meeting in that year or at such other time as permitted or required by the 1940 Act and the rules thereunder. To the extent required by the 1940 Act and the rules thereunder or more frequently as otherwise determined by the Board of Directors, the selection shall be submitted for ratification or rejection at the next succeeding annual stockholders meeting. If the selection is rejected at that meeting, the Accountant shall be selected by majority vote of the Corporations outstanding voting securities, either at the meeting at which the rejection occurred or at a subsequent meeting of stockholders called for the purpose of selecting an Accountant.

	(c)	Any vacancy occurring between annual meetings due to the
resignation of the Accountant may be filled by the vote of a majority of the members of the Board of Directors who are not interested persons.

ARTICLE VIII
CUSTODY OF SECURITIES

Section 1. Employment of a Custodian. The Corporation shall place and at all times maintain in the custody of a Custodian (including any sub-custodian for the Custodian) all funds, securities and similar investments owned by the Corporation. The Custodian (and any sub-custodian) shall be a bank or trust company of good standing having an aggregate capital, surplus, and undivided profits not less than fifty million dollars ($50,000,000) or such other financial institution or other entity as shall be permitted by rule or order of the Securities and Exchange Commission. The Custodian shall be appointed from time to time by the Board of Directors, which shall fix its remuneration.

Section 2. Termination of Custodian Agreement. Upon termination of the agreement for services with the Custodian or inability of the Custodian to continue to serve, the Board of Directors shall promptly appoint a successor Custodian, but in the event that no successor Custodian can be found who has the required qualifications and is willing to serve, the Board of Directors shall call as promptly as possible a special meeting of the stockholders to determine whether the Corporation shall function without a Custodian or shall be liquidated. If so directed by resolution of the Board of Directors or by vote of the holders of a majority of the outstanding shares of stock of the Corporation, the Custodian shall deliver and pay over all property of the Corporation held by it as specified in such vote.

Section 3. Other Arrangements. The Corporation may make such other arrangements for the custody of its assets including deposit arrangements) as may be required by any applicable law, rule or regulation.

ARTICLE IX
INDEMNIFICATION AND INSURANCE

       Section 1. Indemnification of Officers, Directors, Employees and Agents. To the maximum extent permitted by Maryland law in effect from time to time, the Corporation shall indemnify and, without requiring a preliminary determination of the ultimate entitlement to indemnification, shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to (a) any individual who is a present or former Director or officer of the Corporation and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity or (b) any individual who, while a Director or officer of the Corporation and at the request of the Corporation, serves or has served as a Director, officer, partner or trustee of another corporation, real estate investment trust, partnership, joint venture, trust, employee benefit plan or other enterprise and who is made or threatened to be made a party to the proceeding by reason of his or her service in that capacity. The rights to indemnification and advance of expenses provided by the charter of the Corporation and these Bylaws shall vest immediately upon election of a Director or officer. The Corporation may, with the approval of its Board of Directors, provide such indemnification and advance for expenses to an individual who served a predecessor of the Corporation in any of the capacities described in (a) or (b) above and to any employee or agent of the Corporation or a predecessor of the Corporation. The indemnification and payment or reimbursement of expenses provided in these Bylaws shall not be deemed exclusive of or limit in any way other rights to which any person seeking indemnification or payment or reimbursement of expenses may be or may become entitled under any bylaw, regulation, insurance, agreement or otherwise.

       	Neither the amendment nor repeal of this Article, nor the adoption or amendment of any other provision of the Bylaws or charter of the Corporation inconsistent with this Article, shall apply to or affect in any respect the applicability of the preceding paragraph with respect to any act or failure to act which occurred prior to such amendment, repeal or adoption.

		Notwithstanding anything herein to the contrary, no Director, officer, investment adviser or principal underwriter of the Corporation shall be indemnified (nor shall expenses be advanced to such persons) in violation of Sections 17(h) and (i) of the 1940 Act.

Section 2. Insurance of Officers, Directors, Employees and Agents. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against any liability asserted against that person and incurred by that person in or arising out of his or her position, whether or not the Corporation would have the power to indemnify him or her against such liability.

Section 3. Amendment. No amendment, alteration or repeal of this Article or the adoption, alteration or amendment of any other provision of the Articles of Incorporation or Bylaws inconsistent with this Article shall adversely affect any right or protection of any person under this Article with respect to any act or failure to act which occurred prior to such amendment, alteration, repeal or adoption.

ARTICLE X
AMENDMENTS

Section 1. General. Except as provided in Section 2 of this Article X, all Bylaws of the Corporation, whether adopted by the Board of Directors or the stockholders, shall be subject to amendment, alteration or repeal, and new Bylaws may be made by the affirmative vote of a majority of either: (1) the holders of record of the outstanding shares of stock of the Corporation entitled to vote, at any annual or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw; or (2) the Directors, at any regular or special meeting the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new Bylaw.

Section 2. By Stockholders Only. No amendment of any section of these Bylaws shall be made except by the stockholders of the Corporation if the Bylaws provide that such section may not be amended, altered or repealed except by the stockholders. From and after the issue or any shares of the capital stock of the Corporation, no amendment, alteration or repeal of this Article X shall be made except by the affirmative vote of the holders of either: (a) more than two-thirds of the Corporations outstanding shares present at a meeting at which the holders of more than fifty percent of the outstanding shares are present in person or by proxy, or (b) more than fifty percent of the Corporations outstanding shares.

MANAGED HIGH YIELD PLUS FUND INC.

ARTICLES SUPPLEMENTARY


	Managed High Yield Plus Fund Inc., a Maryland corporation (the Corporation), hereby certifies to the State Department of Assessments and Taxation of Maryland (the SDAT), that:

	FIRST: Under a power contained in Title 3, Subtitle 8 of the Maryland General Corporation Law (the MGCL), and in accordance with resolutions duly adopted by the Board of Directors of the Corporation (the Board of Directors) at a meeting duly called and held, the Corporation elects, notwithstanding any provision in its charter or Bylaws to the contrary, to be subject to Sections
3 803, 3-804 and 3-805 of the MGCL, the repeal of which may be effected only by the means authorized by Section 3 802(b)(3) of the MGCL.

	SECOND: The election to become subject to Sections 3 803, 3-804 and 3-805 of the MGCL has been approved by the Board of Directors in the manner and by the vote required by law.

	THIRD: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of his knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.



[SIGNATURE PAGE FOLLOWS]

	IN WITNESS WHEREOF, the Corporation has caused these Articles Supplementary to be executed under seal in its name and on its behalf by its President and attested by its Vice President and Assistant Secretary on this 18th day of May, 2010.

MANAGED HIGH YIELD PLUS FUND INC.


	By:____/s/ Mark E. Carver________(SEAL)
	Name: Mark E. Carver
	Title: President

ATTEST:

By:_______/s/ Keith A. Weller_______________
Name: Keith A. Weller
Title: Vice President and Assistant Secretary